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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 31, 2002
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


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

      New York                          1-2360                                13-0871985
(State of Incorporation)        (Commission File Number)           (IRS employer Identification No.)


                 ARMONK, NEW YORK                                                 10504
     (Address of principal executive offices)                                   (Zip Code)


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                                  914-499-1900
                         (Registrant's telephone number)


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Item 5.  Other Events

    The registrant's press release dated December 31, 2002, regarding the sale of its disk drive operations to Hitachi, Ltd. is Attachment I of this Form 8-K.


    IBM's web site (www.ibm .com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: December 31, 2002


                                              By: /s/  Robert F. Woods
                                                  -------------------------
                                                      (Robert F. Woods)
                                                Vice President and Controller

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                                  Attachment I


SAN JOSE, CALIF. -- DECEMBER 31, 2002. IBM (NYSE: IBM) today announced it has completed an agreement to combine its hard disk drive operations with Hitachi's, forming a new company called Hitachi Global Storage Technologies.

Under the agreement, Hitachi has purchased the majority of IBM's HDD-related assets for $2.05 billion. As planned Hitachi paid 70 percent of the purchase price to IBM today. Hitachi will pay the remainder to IBM over the next three years.




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